Exhibit 99.1

For Immediate Release

Director of Path 1 Resigns to Pursue University Professorship

Path 1 Announces Resignation of Dr. Moshe Nazarathy from Board of Directors

San Diego – September 2, 2004 – Path 1 Network Technologies Inc. (AMEX: PNO), a leading provider of video routing products that enable the transmission of broadcast-quality video over IP networks, announced today that Dr. Moshe Nazarathy has resigned his position as a member of the company’s Board of Directors to pursue a professorship at Technion, Israel’s Institute of Technology. Dr. Nazarathy had served as a Board member since September 2002.

“We are very fortunate to have had Dr. Nazarathy as a member of our Board for the past two years,” said John Zavoli, President and CEO of Path 1. “Moshe’s passion for what we do, his hard work as a member of the Board and his strategic guidance during his tenure have been very valuable to all of us at Path1.”

Dr. Nazarathy is also a Venture Partner at Giza Ventures Ltd., one of the largest venture capital firms in Israel, and a Visiting Associate Professor at the Faculty of Electrical Engineering of the Technion, Israel’s Institute of Technology. Recently he was appointed onto a tenure track for a professorship which involves a significantly higher level of time commitment.

“I have enjoyed tremendously working with John, the other members of the Board, Path 1’s management team and its first-class people during my time here,” stated Dr. Nazarathy, who added, “I am proud to have been associated with Path 1 as it has established itself as the premier provider of Video over IP broadcast solutions.

Regretfully, I have made the difficult choice to step down from the Board, in order to be able to focus my time on my commitments here in Israel and the pursuit of my academic career.”

Dr. Nazarathy co-founded Harmonic Inc. and, from 1988 to 2001, served as Senior VP of R&D, and corporate CTO. Dr. Nazarathy was also General Manager of Harmonic’s Israeli subsidiary and a member of Harmonic’s Board of Directors. From 1982 to 1984, Dr. Nazarathy held a post-doctoral position at Stanford University’s Information Systems Laboratory. Dr. Nazarathy obtained a B.Sc., cum laude and a Doctor of Science EE degree at the Technion, Israel’s Institute of Technology.

About Path 1 Network Technologies Inc.

Path 1 Network Technologies Inc. develops video routing products that enable the transportation and distribution of real-time, broadcast-quality video over IP networks. From the delivery and distribution of broadcast video content to Video on Demand (VOD), Path 1’s video infrastructure platforms allow high-quality transmission of point-to-point, multipoint and multiplexed data over legacy IP systems. To find out more about Path 1 Network Technologies Inc. (AMEX: PNO), visit our Web site at www.path1.com or call 877/ONE-PATH (663-7284).

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future”, “plan” or “planned”, “will” or “should”, “expected”, “anticipates”, “draft”, “eventually” or “projected”. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events or results to differ materially from those projected in the forward-looking statements, including the risks that we will require future financing, that our products may not achieve customer or market acceptance, or that they will not perform as expected, that customer trials may not lead to future sales, that our sales may fluctuate between reporting periods and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and Path 1 undertakes no obligation to update such statements.

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Media Contact:	Investor Contact:

David Carnevale	Todd Fromer/Erika Levy
Path 1 Network Technologies Inc.	KCSA Worldwide
(858) 450-4220	(212) 896-1215/(212) 896-1208
media@path1.com	todd@kcsa.com/elevy@kcsa.com

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